UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30123	58-2004779
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

5 Commerce Parkway, Suite 1800

Atlanta, Georgia  30328

(Address of principal executive offices) (Zip Code)

(770) 442-9707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement

On May 14, 2007, Sciele Pharma, Inc. (“we,” “us” or the “Company”) issued and sold $325 million aggregate principal amount of its 2.625% Contingent Convertible Senior Notes due 2027 (the “Notes”) in a registered offering under the Securities Act of 1933, as amended.  The Notes were initially sold pursuant to an underwriting agreement, dated May 9, 2007, between the Company and UBS Securities LLC, as Representative of the underwriters named therein.

Maturity, Interest Payments and Ranking.  The Notes are due May 15, 2027 and accrued interest is payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2007.  In addition to the interest on the Notes, after May 15, 2012, we are also required to pay contingent interest during specified six-month periods if the average trading price of the Notes per $1,000 principal amount for the five day trading period ending on the third trading day immediately preceding the first day of the applicable six-month period equals $1,200 or more. During any period when contingent interest is payable, it will be payable at a rate equal to 0.5% per annum.  In addition, if we default in our reporting obligations under the indenture, we can elect to pay special interest on the Notes at a rate equal to 0.25% per annum as the sole remedy for a specified period of time.

The Notes are our senior unsecured obligations and rank equally in right of payment with each other and with all of our other senior unsecured indebtedness. The Notes will be subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing the same).  The indenture does not contain any restriction on the payment of dividends, the incurrence of indebtedness or the repurchase of our securities, and does not contain any financial covenants.

Conversion Rights.  Holders may convert the Notes only under the following circumstances:

•                  during any calendar quarter, if the closing sales price of our common stock exceeds 120% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding calendar quarter;

•                  if the Notes have been called for redemption;

•                  during the nine trading day period immediately following any five consecutive trading day period in which the trading price of the Notes per $1,000 principal amount for each day of that period was less than 95% of the product of the then applicable conversion rate per $1,000 principal amount of the Notes multiplied by the volume-weighted average price per share of our common stock on that date;

•                  if we issue rights, warrants or options to holders of our common stock that allows such holders to purchase shares of common stock at a price per share less than the average closing sale prices per share for the ten trading days immediately preceding the date such issuance was publicly announced;

•                  if we make a distribution to holders of our common stock and the fair market value of such distribution exceeds 10% of the closing sale price per share on the trading day immediately preceding the date we declare such distribution;

•                  if a fundamental change (defined below) occurs or we are a party to any other consolidation, merger, share exchange, sale of assets or other similar transaction pursuant to which our common stock is subject to conversion into stock, securities or other property (including cash); or

•                  at any time from and including March 15, 2012 to and including May 20, 2012, and any time on or after March 15, 2027.

The Notes will be convertible into cash and, if applicable, shares of our common stock as follows.  Upon conversion, holders will receive, per $1,000 principal amount being converted, a “settlement amount” that is equal to the sum of the “daily settlement amounts” for each of the 30 trading days during the “cash settlement averaging period.”  The “daily settlement amount” for each trading day consists of (i) cash equal to the lesser of $33.33 and the “daily conversion value”; and (ii) to the extent the daily conversion value exceeds $33.33, a number of shares equal to the excess of the daily conversion value over $33.33, divided by the volume-weighted average price per share of our common stock on that trading day. The “cash settlement averaging period” is the 30 consecutive trading days beginning on, and including, the third trading day following the conversion date; provided that if a Note is surrendered for conversion within the period prior to maturity, the cash settlement averaging period is the 30 consecutive trading days beginning on, and including, the 30th scheduled trading day prior to the maturity date. The “daily conversion value” on a given trading day generally means one-thirtieth of the product of the applicable conversion rate and the volume-weighted average price per share of our common stock on that trading day

We will adjust the conversion rate applicable to the Notes in the event we make any cash distributions to holders of our common stock.  The Notes are subject to additional anti-dilution protection that covers stock dividends, subdivisions, combinations and reclassifications of common stock, distributions of certain rights and warrants, distributions in kind and certain issuer tender and exchange offers.

We will also increase the conversion rate applicable to the Notes if either of the following events occurs prior to May 20, 2012 (a “make-whole fundamental change”):

•                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), directly or indirectly, of all or substantially all of our assets to any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a “Group”) other than a sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets that falls within the description contained in the following bullet;

•                  there occurs any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or cash, unless either:  (i) the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or continuing corporation; or  (ii) at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such transaction consists of common stock, ordinary shares or American Depository Shares, and any associated rights, traded on a U.S. national securities exchange or an established automated over-the-counter trading market in the United States or quoted on the NASDAQ Global Select Market (or that will be so traded or quoted when issued or exchanged in connection with such transaction).

Upon the occurrence of a make-whole fundamental change prior to May 20, 2012, we will increase the conversion rate applicable to the Notes that are surrendered for conversion at any time from, and including, the 30th day before the date we originally announce as the anticipated effective date of the make-whole fundamental change to, and including, the fundamental change purchase date.  We refer to this period as the “make-whole conversion period.”  In connection with the make-whole fundamental change, we will increase the conversion rate by reference to a table set forth in the indenture, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.”  In the case of a make-whole fundamental change, if the consideration for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make-whole fundamental change.  If the make-whole fundamental change is an asset sale make-whole fundamental change and the consideration paid for our property and assets consists solely of cash, then the “applicable price” will be the cash amount paid for our property and assets, expressed as an amount per share of our common stock outstanding on the effective date of the asset sale make-whole fundamental change.  In all other cases, the “applicable price” will be the average of the “closing sale price” per share of our common stock for the five consecutive trading days prior to the effective date.  Our Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.  However, if the actual applicable price is greater than $200.00 per share or less than $23.73 per share (subject to adjustment), we will not increase the conversion rate in connection with that make-whole fundamental change.  Nor will we increase the conversion rate to the extent the increase will cause the conversion rate to exceed 42.1408 shares per $1,000 principal amount of the notes.

Redemption Rights.  Prior to May 20, 2012, we cannot redeem the Notes at our option.  At any time on or after May 20, 2012, we may redeem the Notes, in whole or in part, at a redemption price, payable in cash, equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including contingent and special interest, if any) to, but excluding, the redemption date.  A holder will have the right to require us to repurchase all or a portion of such Notes held by the holder on May 15, 2012, May 15, 2017 and May 15, 2022. We will repurchase the Notes for an amount of cash equal to 100% of the principal amount of the Notes on the date of repurchase, plus accrued and unpaid interest (including contingent and special interest, if any) to, but excluding, the date of repurchase.

If a fundamental change (as defined below) occurs, each holder of the Notes may require that we repurchase the holder’s Notes, in whole or in part, on the date fixed by us that is referred to as the “fundamental change purchase date” and is 30 business days after the later of the effective date of the fundamental change and the date we give notice of the consummation of the fundamental change.  We will repurchase the Notes for an amount of cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, including contingent and special interest, if any, to the date of repurchase.  In addition to the “make-whole fundamental changes” described above, a “fundamental change” includes one or more of the following events:

•                  the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution;

•                  any person or Group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting stock;

•                  the first day on which a majority of the members of our Board of Directors are not continuing directors; or

•                  our common stock ceases to be listed on a United States national or regional securities exchange or is not approved for trading on an established automated over-the-counter trading market in the United States.

Events of Default.  Upon a continuing event of default, the trustee or the holders of 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable, except that an event of default resulting from a bankruptcy or similar proceeding will automatically cause the Notes to become due and payable.  The indenture sets forth a number of events that would constitute events of default customary for transactions of this type.

The foregoing descriptions of the Notes and the Indenture are qualified by reference in their entirety to copies of such documents or forms of such documents.   The forms of the Notes and Indenture are filed herewith as exhibits and incorporated in this Item 1.01 by reference.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)  Exhibits

4.1	Form of Indenture, dated as of May 14, 2007, by and between Sciele Pharma, Inc. and LaSalle Bank National Association as Trustee
4.2	Form of 2.625% Contingent Convertible Senior Note due 2027 (included in Exhibit 4.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sciele Pharma, Inc.
(Registrant)

By:	/s/ Darrell Borne
Darrell Borne
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Date:  May 15, 2007